Exhibit 99.2

Ally Financial Inc. 2Q 2024 Earnings Review July 17, 2024 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com

2Q 2024 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

2Q 2024 Preliminary Results

GAAP and Core Results: Quarterly

($ millions, except per share data)	Quarterly Trend 2Q 24	1Q 24	4Q 23	3Q 23	2Q 23
GAAP net income attributable to common shareholders (NIAC)	$ 266	$ 129	$ 49	$ 269	$ 301
Core net income attributable to common shareholders (1)(2)	$ 299	$ 139	$ 137	$ 252	$ 291
GAAP earnings per common share (EPS) *(diluted, NIAC)*	$ 0.86	$ 0.42	$ 0.16	$ 0.88	$ 0.99
Adjusted EPS (1)(2)	$ 0.97	$ 0.45	$ 0.45	$ 0.83	$ 0.96
Return on GAAP common shareholders' equity	9.3%	4.5%	1.8%	9.9%	10.8%
Core ROTCE (1)(2)	14.0%	6.5%	6.9%	12.9%	13.9%
GAAP common shareholders' equity per share	$ 37.84	$ 37.28	$ 37.83	$ 34.81	$ 37.16
Adjusted tangible book value per share (Adjusted TBVPS) (1)(2)	$ 33.51	$ 32.89	$ 33.36	$ 29.79	$ 32.08
Efficiency ratio	64.3%	65.9%	68.5%	62.6%	60.1%
Adjusted efficiency ratio (1)(2)	53.2%	60.2%	55.7%	52.1%	51.7%
GAAP total net revenue	$ 2,000	$ 1,986	$ 2,067	$ 1,968	$ 2,079
Adjusted total net revenue (1)(2)	$ 2,042	$ 1,989	$ 2,006	$ 2,036	$ 2,066
Effective tax rate	-14.4%	8.2%	-20.3%	-29.8%	18.4%

(1) *The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital.*
Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

(2) *Non-GAAP financial measure – see pages 27 – 29 for definitions.*

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2Q 2024 Preliminary Results Purpose-Driven Culture Powered by our “LEAD” core values and “Do it Right” approach L ook externally E xecute with excellence A ct with professionalism D eliver results Customers Communities Employees “Do It Right” culture of Impact the communities Invest in our people and customer obsession in which we live and work culture to drive purpose 4

2Q 2024 Preliminary Results

Dealer Financial Services

Comprehensive product suite with high-tech, high-touch approach

Auto Finance

Consumer Lending
Retail, Lease, Direct-to-Consumer

$92B Assets
3.8M Consumers

Commercial Lending
Floorplan, Dealer loans

$25B Assets
3K Active dealers

SmartAuction & Passthrough
Specialty products

Capital light and diversified **fee revenue**

Insurance

Commercial P&C
Inventory insurance, Garage coverage

Consumer F&I
VSC, GAP and other products

4K P&C Dealers | **2K** F&I Dealers
Continuing to leverage synergies with auto

The largest bank auto finance franchise in the U.S. [1]

4.5K Ally teammates
~1K related to collections

~600 underwriters with an average tenure of 12+ years

Partnering with those evolving the industry

Enabling our ability to evolve, optimize profitability, and maintain our leading market share

	2014	2024
Dealer Relationships	15.6K	22.0K
Consumer Applications	9.1M	14M+
Approval Automation	30%	74%
% Used Originations	29%	65%
Originated Spread[2]	4.7%	6.4%

Note: Consumer applications represents estimated full-year results

See page 31 for definitions and details.

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2Q 2024 Preliminary Results Ally Bank Largest, all-digital, direct U.S. bank with market leading deposits franchise Deposits Customers 1.2M Deposits | Engaged(5) 938K “Best Online Bank” list by MONEY® Magazine(1) 649K 3.2M Deposit customers | 96% customer retention(2) 63K 79K 129K $142.1B Retail deposit balances | 92% FDIC Insured(3) 3.2M 2.7M 90% Customer satisfaction rate(4) 2.3M 1.6M 1.2M 1.2M Savings customers engaged with core products(5) 0.9M 10% of Depositors with Invest, Home or Card relationship 2014 2016 2018 2020 2022 2Q24 A relentless Ally for our customers offering differentiated & frictionless experiences Invest Home Card Corp. Finance Seamless money Digital end-to-end Digital-first product with Diversified revenue with 25 movement with deposits customer experience an accretive return profile years of steady returns 80%+ of new accounts from 70%+ of DTC originations from Floating rate asset with depositors existing depositors attractive risk adj. margins 34% 2Q Return on Equity $13B of deposit balances held New originations 1.2M active cardholders; ~100% First lien position by invest customers predominantly held-for-sale $2.0B of outstanding balances See page 31 for definitions and details. 6

2Q 2024 Preliminary Results

2Q 2024 Quarterly Highlights

$0.86	$0.97	9.3%	14.0%	$2.0B	$2.0B	3.30%	10.59%
GAAP EPS	Adjusted EPS(1)	Return on Common Equity	Core RoTCE(1)	GAAP Net Revenue	Adj. Total Net Revenue(1)	NIM (ex. OID)(2)	Est. Retail Originated Yield(3)

2Q Financial Highlights

- Strong quarter over quarter improvement in net interest margin and earnings following 1Q 2024 trough
- NIM ex. OID(2) of 3.30% is up 14bps quarter over quarter as deposit costs have stabilized; well-positioned for various rate scenarios
- Common equity tier 1 ratio of 9.6% increased 18bps quarter over quarter; executed first credit risk transfer transaction in 2Q
- $4 billion of excess CET1 above required minimums; preliminary stress capital buffer of 2.6% up from 2.5%, effective October 1st

2Q Operational Highlights

Dealer Financial Services

- 3.7 million consumer auto applications and $9.8 billion of consumer auto origination volume
- Retail auto originated yield(3) of 10.59% with 44% of volume within highest credit quality tier
- 181bps retail auto net charge-offs, down 46bps quarter over quarter due to seasonal trends
- Insurance written premiums of $344 million, up 15% year over year; solid momentum in P&C and F&I

Consumer & Commercial Banking(4)

- $142 billion of retail deposits, down $3 billion quarter over quarter from seasonal tax outflows
- 61 consecutive quarters of retail deposit customer growth, up 54 thousand in 2Q; 3.2 million customers
- 1.2 million active credit cardholders; balanced approach to growth
- Corporate Finance HFI portfolio of $9.7 billion; criticized and non-performing assets near historic lows

(1) Non-GAAP financial measure. See pages 27 – 29 for definitions.
(2) Calculated using a Non-GAAP financial measure. See pages 27 – 29 for definitions.
(3) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 30 for details.
(4) Consumer and Commercial Banking activity is within 'Corporate and Other' and 'Corporate Finance'.

Note: Ally Bank, Member FDIC and Equal Housing Lender, which offers mortgage lending, and a variety of deposit and other banking products, a consumer credit card business, a corporate finance business for equity sponsors and middle-market companies. Additionally, we offer securities-brokerage and investment advisory services through Ally Invest.

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2Q 2024 Preliminary Results

2Q 2024 Financial Results

Consolidated Income Statement - Quarterly Results

($ millions; except per share data)	2Q 24	1Q 24	2Q 23	Increase / (Decrease) vs. 1Q 24	Increase / (Decrease) vs. 2Q 23
Net financing revenue	**$ 1,495**	**$ 1,456**	**$ 1,573**	**$ 39**	**$ (78)**
Core OID [1]	14	13	12	1	2
Net financing revenue (ex. Core OID) [1]	1,509	1,469	1,585	40	(76)
Other revenue	**$ 505**	**$ 530**	**$ 506**	**$ (25)**	**$ (1)**
Change in fair value of equity securities [2]	28	(11)	(25)	39	53
Adjusted other revenue [1]	533	519	481	14	52
Provision for credit losses	**$ 457**	**$ 507**	**$ 427**	**$ (50)**	**$ 30**
Memo: Net charge-offs	*435*	*539*	*399*	*(104)*	*36*
Memo: Provision build / (release)	*22*	*(32)*	*28*	*54*	*(6)*
Adjusted provision for credit losses [1]	457	507	427	(50)	30
Noninterest expense	**$ 1,286**	**$ 1,308**	**$ 1,249**	**$ (22)**	**$ 37**
Repositioning Items [2]	-	(10)	-	10	-
Adjusted noninterest expense [1]	1,286	1,298	1,249	(12)	37
Pre-tax income	**$ 257**	**$ 171**	**$ 403**	**$ 86**	**$ (146)**
Income tax expense / (benefit) (Includes $92M in EV lease tax credits)	**(37)**	**14**	**74**	**(51)**	**(111)**
Net income (loss) from discontinued operations	**-**	**-**	**-**	**-**	**-**
Net income	**$ 294**	**$ 157**	**$ 329**	**$ 137**	**$ (35)**
Preferred dividends	**28**	**28**	**28**	**-**	**-**
Net income attributable to common shareholders	**$ 266**	**$ 129**	**$ 301**	**$ 137**	**$ (35)**
GAAP EPS (diluted)	**$ 0.86**	**$ 0.42**	**$ 0.99**	**$ 0.44**	**$ (0.13)**
Core OID, net of tax [1]	0.04	0.03	0.03	0.00	0.00
Change in fair value of equity securities, net of tax [2]	0.07	(0.03)	(0.06)	0.10	0.14
Repositioning, discontinued ops., and other, net of tax [2]	-	0.02	-	(0.02)	-
Adjusted EPS [1]	**$ 0.97**	**$ 0.45**	**$ 0.96**	**$ 0.52**	**$ 0.01**

(1) Non-GAAP financial measure. See pages 27 – 29 for definitions.
(2) Contains Non-GAAP financial measures and other financial measures. See pages 27 – 29 for definitions.

Note: Repositioning items represent FDIC special assessment fee in 1Q '24

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2Q 2024 Preliminary Results

Balance Sheet and Net Interest Margin

	2Q '24		1Q '24		2Q '23	
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Retail Auto Loans (ex. hedge)	$ 83,427	8.86%	$ 84,056	8.65%	$ 84,097	7.87%
Memo: Impact from hedges		*0.33%*		*0.42%*		*0.94%*
Retail Auto Loans (inc. hedge)	$ 83,427	9.19%	$ 84,056	9.07%	$ 84,097	8.81%
Auto Leases (net of depreciation)	8,619	7.28%	8,955	6.85%	10,110	7.60%
Commercial Auto	24,424	7.12%	23,172	7.12%	19,709	6.94%
Corporate Finance	10,079	10.06%	10,937	9.88%	10,240	9.15%
Mortgage(1)	18,302	3.26%	18,578	3.25%	19,325	3.22%
Consumer Other - Ally Lending(2)	-	-	1,274	8.77%	2,114	9.99%
Consumer Other - Ally Credit Card	2,001	21.59%	1,975	21.61%	1,701	21.88%
Cash and Cash Equivalents	7,311	4.87%	7,709	5.04%	7,401	4.70%
Investment Securities & Other(3)	29,542	3.66%	30,274	3.60%	31,958	3.17%
Earning Assets	**$ 183,705**	**7.36%**	**$ 186,930**	**7.27%**	**$ 186,655**	**6.99%**
Total Loans and Leases (3)	147,160	8.22%	149,281	8.12%	147,717	7.93%
Deposits(4)	$ 152,412	4.21%	$ 155,352	4.28%	$ 152,382	3.74%
Unsecured Debt	10,280	7.23%	10,504	7.16%	10,618	6.27%
Secured Debt	1,227	6.08%	1,409	5.74%	2,879	5.61%
Other Borrowings(5)	7,114	3.86%	7,122	3.63%	7,592	3.00%
Funding Sources	**$ 171,033**	**4.39%**	**$ 174,387**	**4.44%**	**$ 173,471**	**3.89%**
NIM (as reported)	**3.27%**		**3.13%**		**3.38%**	
Core OID(6)	$ 773	7.19%	$ 786	6.80%	$ 824	5.77%
NIM (ex. Core OID)(6)	**3.30%**		**3.16%**		**3.41%**	

(1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment.
(2) Unsecured lending from point-of-sale financing. Moved to Assets of Operations Held for Sale on 12/31/23. Sale of Ally Lending closed on 03/01/24.
(3) Includes Community Reinvestment Act and other held-for-sale (HFS) loans.
(4) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits).
(5) Includes FHLB borrowings and Repurchase Agreements.
(6) Calculated using a Non-GAAP financial measure. See pages 27 – 29 for definitions.

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2Q 2024 Preliminary Results Diversified Consumer Deposits Franchise 15-year journey establishing ‘a brand that matters’ Ally Retail Deposits by Vintage $ in billions $160 $140 $120 $100 $80 $60 $40 $20—Pre-2009 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Customers <0.4M 0.9M 2.0M 3.2M 2Q Retail Deposit Highlights 3.2M $142B 92% 96% FDIC Insured(1) Customer Customers Retail Balances (2) +54K customers in 2Q retention See page 31 for footnotes. 10

2Q 2024 Preliminary Results

Capital

- **2Q '24 CET1 ratio of 9.6% and TCE / TA ratio of 5.6%[1]**
- **$4B of CET1 capital above FRB requirement of 7.0% (Regulatory Minimum + SCB)**
- **Direct issuance of $330M credit linked notes in 2Q on $3B reference pool of prime retail auto loans**
  - Generated 11bps of CET1 benefit in 2Q; benefit amortizes over time as the loans pay down
- **Preliminary SCB of 2.6% effective Oct. 1; continue to maintain buffer above required minimum**
  - Continue to maintain 9.0% internal operating target
- **Announced 3Q '24 common dividend of $0.30 per share**

Capital Ratios and Risk-Weighted Assets

($ billions)



Total Capital Ratio
12.5% 12.5% 12.4% 12.5% 12.7%
Tier 1 Ratio
10.7% 10.7% 10.8% 10.8% 11.0%
CET1 Ratio
9.3% 9.3% 9.4% 9.4% 9.6%
Risk Weighted Assets
$159 $161 $162 $158 $157
2Q 23 3Q 23 4Q 23 1Q 24 2Q 24

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 30.

Adjusted Tangible Book Value per Share[1]



Adjusted TBV/Share ex. OCI[1]
OCI Impact[2]
Adjusted TBV/Share[1]
$21 $24 $26 $27 $28 $34 $34 $39
$42 $10 $32
$45 $13 $32
$47 $13 $34
2Q 14 2Q 15 2Q 16 2Q 17 2Q 18 2Q 19 2Q 20 2Q 21 2Q 22 2Q 23 2Q 24

End of Period Shares Outstanding

2Q 14	2Q 15	2Q 16	2Q 17	2Q 18	2Q 19	2Q 20	2Q 21	2Q 22	2Q 23	2Q 24
480M	482M	484M	452M	426M	393M	374M	363M	313M	302M	305M

(1) Contains a Non-GAAP financial measure. See pages 27 – 29 for definitions.
(2) Prior period OCI impacts are not material to Adjusted Tangible Book Value per Share and therefore not shown.

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2Q 2024 Preliminary Results

Capital Optimization

Long history and experience in securitization, established infrastructure and technology enabled the successful issuance of Ally's inaugural credit risk transfer transaction

Ally Bank Credit Linked Notes

(ABCLN 2024-A)
$330M CLNs
7.18% coupon
1.59 Yr. WAL

Generates 11bps of CET 1 benefit in 2Q and introduces another lever for capital management

Capital Efficiency: Reduces RWA on the $3B reference pool from 100% to 38%

- **Structure:** Ally sold the mezzanine tranche while retaining senior and first loss tranches
  - Incremental interest expense associated with $330M debt issuance
- **Collateral:** Pool contains high credit quality retail auto loans (WA FICO of 749)
  - Loans remain on balance sheet and Ally retains all of the economics
  - Capital benefit amortizes as the pool of loans pay down

Risk weighted assets on $3 billion reference pool decreased from 100% to 38%



Reference Portfolio
$3.0B
Prime Auto Loans
RWA from 100% to 38%
Senior
$2.6B
Mezzanine | $330M
First Loss | $45M
87.5% (20% RWA)
Retained by Ally
11% (0% RWA)
Credit Linked Notes
Investor
1.5% (1250% RWA)
Retained by Ally
20% RWA
Cash Collateral Account
Proceeds from the notes were deposited in a cash collateral account with AA-bank that earns interest

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2Q 2024 Preliminary Results Asset Quality: Key Metrics Net Charge-Off Activity(1) Consolidated Net Charge-Offs (NCOs)(1) ($ millions) 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 1.77% 1.55% Retail Auto $277 $393 $470 $477 $378 1.31% Annualized Commercial Auto 4—19 1 (4) $623 1.26% NCO Rate 1.16% Mortgage Finance — — -$539 Corporate Finance 56 (3) 48 (1) -$456 $435 NCOs ($M) $399 Ally Lending 27 29 36—-Ally Credit Card 36 39 52 62 62 Corp/Other (2) (1) (2) (2)—(1) 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 Total $399 $456 $623 $539 $435 Note: Ratios exclude loans measured at fair value and loans held-for-sale ex. Ally Lending (4Q’23). (2) Corp/Other includes legacy Mortgage HFI portfolio. See page 30 for definition. Retail Auto Net Charge-Offs (NCOs)(1) Retail Auto Delinquencies 4.42% 30+ DPD 4.33% Delinquency 2.27% Rate 2.21% 3.85% 3.88% 3.60% 60+ DPD 1.23% 1.26% Delinquency 1.85% Annualized 1.81% Rate $470 $477 NCO Rate 1.10% 1.03% 0.94% $393 $1,049 60+ 1.32% $378 NCOs ($M) $1,037 Delinquent $878 $915 Contracts $796 ($M) $277 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 13 (1) Excludes write-downs from retail auto loan sales (4Q’23 & 1Q’24) and Ally Lending sale (4Q’23). Notes: [1] Includes accruing contracts only [2] Days Past Due (“DPD”).

2Q 2024 Preliminary Results Asset Quality: Coverage and Reserves • Retail auto coverage rate of 3.65% and consolidated coverage rate of 2.57% – Consolidated coverage and Retail Auto coverage rates flat QoQ; no change to overall macroeconomic outlook • Retail auto coverage levels ~30 basis points higher than CECL Day 1 – Evolution of portfolio mix shift over time (â†“ new, â†‘ used); base case assumption of flat coverage while continuing to monitor and assess loss trends and the macroeconomic environment • Corporate Finance had no new non-performing loans or charge-offs in 2Q – Corporate Finance portfolio remains healthy with historically low levels of criticized and non-accrual loans Consolidated Coverage Retail Auto Coverage ($ billions) ($ billions) 2.72% 2.73% 3.62% 3.62% 3.65% 3.65% 3.65% Reserve (%) 2.57% 2.57% 2.57% Reserve (%) 3.34% $3.8 $3.8 $3.1 $3.1 $3.1 $3.1 $3.1 Reserve ($) 2.03% $3.6 $3.6 $3.6 Reserve ($) $2.4 $2.6 CECL 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 CECL 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 Day 1 Day 1 Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Note: Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. 14

2Q 2024 Preliminary Results

Retail Auto Credit Vintage Dynamics

Peak loss timing of 2022 vintage is key driver of 1H 2024 net charge-offs

- **2Q Retail NCO rate of 1.81%, in-line with recent guidance**
- **Front-book performing in line with expectations while back-book continues to pressure near-term NCOs**
  - 2023 vintage continues to perform favorably versus the 2022 vintage in 30+ day delinquencies at same months on book
- **2022 vintage drove more than 40% of 1H 2024 losses and will represent a smaller contribution going forward**
  - Shift up-tier in credit beginning in April 2023 will increasingly benefit portfolio charge-offs as newer vintages make up a growing share of the portfolio
- **End of period used vehicle values ↓ 3% year-to-date; expect additional 2% decline in 2H'24 (FY ↓ 5%)**

Daily Average 30+ Day DQs by Vintage[1]


2022 | 2023
2.95%
3.65%
3.30%
MO. 18
2.54%
MO. 15
Months on Book

End of Period 30+ Day DQs by Vintage[2]


2022 | 2023
3.76%
2.84%
3.51%
MO. 18
2.56%
MO. 15
Months on Book

Retail NCO Composition by Vintage


58%
42%
64%
36%
75%
25%
85%
15%
All Other Vintages
2022 Vintage
1H'24
2H'24
1H'25
2H'25

(1) Includes accruing contracts only; daily average to eliminate volatility associated with a month closing on a weekend vs weekday.
(2) Includes accruing contracts only.

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2Q 2024 Preliminary Results

EV Originations and Tax Rate Impact

Recent momentum in electric vehicle lease contracts

Consumer Auto EV Originations by Product


$347M
$474M
$557M
$722M
$1,005M
36%
14%
50%
36%
27%
37%
33%
26%
41%
28%
14%
58%
25%
11%
64%
Retail Used
Retail New
Lease
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24

Lease EV Originations by Vehicle Type


Virtually all battery electric lease contracts include residual guarantees
$174M
$175M
$230M
$417M
$639M
100%
100%
99%
65%
35%
83%
17%
Battery Electric
Plug-in Hybrid
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24

Ally uses 'flow-through' method accounting for EV lease credits

- **EV credit is recognized at time of origination as a tax benefit**
  - Day 1 tax benefit is offset by lower net financing revenue over the life of the lease
    - Tax credit is passed onto customer through lower monthly payment vs. an ICE lease contract
- **Lifetime economics between EV lease and ICE lease contracts are unchanged**
  - Timing of income recognition and geography within P&L differ

Impact of EV Lease Relative to ICE
(Flow-Through Method)

	Year 1	Year 2	Year 3	Full-Life
Net Fin. Rev.	($2.5K)	($2.5K)	($2.5K)	($7.5K)
Tax Benefit	$6.5K	$0.5K	$0.5K	$7.5K
Net Income	$4.0K	($2.0K)	($2.0K)	$0

Illustrative example of a single 36-month EV lease contract under flow-through method of accounting with $7,500 tax credit and 21% tax rate, as compared to a traditional internal combustion engine (ICE) lease contract.

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2Q 2024 Preliminary Results

Auto Finance

- **Auto pre-tax income of $407 million**
  - Pre-tax income down YoY, driven by elevated credit losses from back-book performance and higher noninterest expense
  - Provision expense up YoY, primarily driven by loss content from 2022 vintage as those loans hit peak-loss timing
- **Robust application volume and selective underwriting in an accommodative origination environment**
  - Retail originated yield of 10.6%[2]; linked quarter decrease driven by mix dynamics; maintained consistent pricing posture across the credit spectrum
  - Portfolio yield excluding impact from hedge is up 21bps QoQ
- **Seasonal lease termination trends driving $59 million of remarketing gains, up $13 million QoQ**

Key Financials ($ millions)	2Q 24	Increase / (Decrease) vs. 1Q 24	Increase / (Decrease) vs. 2Q 23
Net financing revenue	$ 1,314	$ -	$ (35)
Total other revenue	93	(4)	10
Total net revenue	**$ 1,407**	**$ (4)**	**$ (25)**
Provision for credit losses	383	(65)	52
Noninterest expense [1]	617	(24)	17
Pre-tax income	**$ 407**	**$ 85**	**$ (94)**
U.S. Auto earning assets (EOP)	$ 117,294	$ 1,206	$ 1,897
Key Statistics			
Remarketing gains *($ millions)*	$ 59	$ 13	$ (11)
Average gain per vehicle	$ 1,420	$ (11)	$ (915)
Off-lease vehicles terminated *(# units)*	41,601	9,675	11,729
Application volume *(# thousands)*	3,732	(32)	215

Retail Auto Yield Trend



40%
41%
43%
40%
44%
S-tier Origination Mix
10.39%
10.68%
10.81%
10.92%
10.59%
Estimated Originated Yield(2)
8.81%
8.90%
8.98%
9.07%
9.19%
Hedge Impact
7.87%
8.16%
8.43%
8.65%
8.86%
Portfolio Yield ex. hedge
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24

Retail Weighted Average FICO

2Q 23	3Q 23	4Q 23	1Q 24	2Q 24
701	704	707	704	712

Lease Portfolio Trends



76%
76%
67%
57%
54%
Lessee & Dealer Buyout %
$70
$57
$37
$46
$59
Remarketing Gains ($ millions)
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24

Avg. Gain / Unit

2Q 23	3Q 23	4Q 23	1Q 24	2Q 24
$2,335	$1,944	$1,422	$1,431	$1,420

See page 31 for footnotes.

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2Q 2024 Preliminary Results

Insurance

- **Insurance pre-tax loss of $42 million and core pre-tax loss of $14 million[1]**
  - $344 million of earned premiums, up $32 million YoY
  - GAP losses increased YoY, driven by higher loan to values given normalization in used vehicle values
- **Written premiums of $344 million, up 15% YoY**
  - Continued emphasis on dealer value through 'all-in' relationship-focused products, servicing, and training
- **Net weather losses of $78M driven by historically elevated hail activity and higher inventory levels**
- **Reinsurance mitigating overall weather loss exposure**

		Increase / (Decrease) vs.	
Key Financials ($ millions)	**2Q 24**	**1Q 24**	**2Q 23**
Premiums, service revenue earned and other income	$ 344	$ (5)	$ 32
VSC losses	38	2	-
Weather losses	78	61	27
All other losses	65	6	20
Losses and loss adjustment expenses	181	69	47
Acquisition and underwriting expenses [2]	229	(2)	5
Total underwriting income/(loss)	(66)	(72)	(20)
Investment income and other	24	(40)	(30)
Pre-tax income (loss)	**$ (42)**	**$ (112)**	**$ (50)**
Change in fair value of equity securities [3]	28	45	52
Core pre-tax income (loss)[1]	**$ (14)**	**$ (67)**	**$ 2**
Total assets (EOP)	$ 9,174	$ 74	$ 284
Key Statistics - Insurance Ratios	**2Q 24**	**1Q 24**	**2Q 23**
Loss ratio	52.5%	32.2%	43.0%
Underwriting expense ratio	66.2%	66.4%	71.5%
Combined ratio	118.7%	98.6%	114.6%

Written Premiums
($ millions)


$299
$335
$333
$354
$344
$49
$74
$89
$97
$75
P&C Premium
$250
$261
$244
$257
$269
F&I Premium
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24

Note: F&I: Finance and insurance products and other. P&C: Property and casualty insurance products.

Insurance Losses
($ millions)


$134
$15
$12
$18
$51
$38
$107
$16
$9
$21
$22
$39
$93
$17
$10
$27
$3
$36
$112
$20
$16
$23
$17
$36
$181
$21
$22
$22
$78
$38
Other
GAP
P&C non-weather
Weather
VSC
2Q 23
3Q 23
4Q 23
1Q 24
2Q 24

(1) Non-GAAP financial measure. See pages 27 – 29 for definitions.
For additional footnotes see page 31.

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2Q 2024 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $98 million**
  - Net financing revenue up YoY reflecting higher income spreads and elevated fees from loan payoffs
  - Average ROE of 22% since 2014
- **Held-for-investment loans of $9.7B, down 4% YoY**
  - Well-diversified, high-quality, ~100% first-lien, floating rate loans
  - CRE exposure of $1.4B is limited and performing well (no office)
  - Balances down YTD driven by strength in capital markets
- **Focused on credit and operational risk management**
  - Criticized assets and non-accrual loans percentage remain near historically low levels, 13% and 1%, respectively

		Increase/(Decrease) vs.	
Key Financials ($ millions)	**2Q 24**	**1Q 24**	**2Q 23**
Net financing revenue	$ 104	$ (7)	$ 12
Other revenue	30	7	2
Total net revenue	134	-	14
Provision for credit losses	3	4	(12)
Noninterest expense [2]	33	(12)	-
Pre-tax income	$ 98	$ 8	$ 26
Change in fair value of equity securities [3]	(0)	(1)	1
Core pre-tax income [1]	$ 98	$ 7	$ 27
Total assets (EOP)	9,869	$ (541)	$ (321)

Compelling Return Profile

Return on Equity[4]


2020-2021 results impacted by the build and release of specific COVID related reserves
22%
13%
14%
18%
24%
21%
11%
32%
27%
26%
32%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
YTD 2024

Held for Investment Balances (EOP)

2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	YTD 2024
$1.8B	$2.6B	$3.2B	$3.9B	$4.6B	$5.7B	$6.0B	$7.8B	$10.1B	$10.9B	$9.7B

(1) Non-GAAP financial measure. See pages 27 – 29 for definitions.
For additional footnotes see page 31.

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2Q 2024 Preliminary Results Mortgage Finance • Mortgage pre-tax income of $27 million Increase/(Decrease) vs. Key Financials ($ millions) 2Q 24 1Q 24 2Q 23 – Noninterest expense down $5 million YoY, reflecting Net financing revenue $53 $1 $the benefit of variable cost structure Total other revenue 5 (1) -Total net revenue $58 $- $- • Direct-to-Consumer (DTC) originations of $261 million, reflective of current environment Provision for credit losses (1) (1) (1) Noninterest expense (1) 32 (1) (5) – Less than 5% of loans retained on balance sheet Pre-tax income $27 $2 $6 • 2Q ’24 originations primarily from existing depositors, Total assets (EOP) $18,010 $(293) $(987) highlighting the strong customer value proposition Key Statistics—HFI Portfolio 2Q 24 1Q 24 2Q 23 Net Carry Value ($ billions) $17.8 $18.2 $18.9 – 70%+ of DTC originations sourced from existing depositors (2) 50.3% 50.7% 54.5% Wtd. Avg. LTV/CLTV • Continued focus on customer digital experience and Refreshed FICO 783 781 782 operational efficiency Direct-to-Consumer Originations Held for Investment Assets ($ billions) ($ billions) $18.9 $18.7 $18.4 $18.2 $17.8 $0.3 $0.3 $0.3 $0.2 $0.2 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 See page 31 for footnotes. 20

2Q 2024 Preliminary Results

Full-Year 2024 Financial Outlook

	Current Guide	Prior Guide (1Q24)
Net Interest Margin	~3.30% *Exit rate 3.45% - 3.50%*	3.25% - 3.30% *Exit rate 3.40% - 3.50%*
Adj. Other Revenue[1]	↑ 12% YoY	↑ 9% - 12% YoY
Retail Auto NCO	~2.1%	~2.0%
Consolidated NCO	1.45% - 1.50%	1.40% - 1.50%
Adj. Noninterest Expense[1]	Controllable[2] ↓ >1% YoY *Total ↑ less than 2% YoY*	Controllable[2] ↓ >1% YoY *Total ↑ less than 2% YoY*
Average Earning Assets	↓ 1% YoY	Flat YoY
Tax Rate[3]	0% – (5%)	15%

(1) Non-GAAP financial measures. See pages 27 – 29 for definitions.
(2) Defined as total operating expenses excluding FDIC fees and certain insurance expenses (losses and commissions).
(3) Assumes statutory U.S. Federal tax rate of 21%.

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Supplemental

Supplemental 2Q 2024 Preliminary Results Results By Segment Results by Segment and GAAP to Core Pre-tax income Walk Increase/(Decrease) vs. ($ millions) 2Q 24 1Q 24 2Q 23 1Q 24 2Q 23 Automotive Finance $407 $322 $501 $85 $(94) Insurance (42) 70 8 (112) (50) Dealer Financial Services $365 $392 $509 $(27) $(144) Corporate Finance 98 90 72 8 26 Mortgage Finance 27 25 21 2 6 Corporate and Other (233) (336) (199) 103 (34) Pre-tax income $257 $171 $403 $86 $(146) Core OID (1) 14 13 12 1 2 Change in fair value of equity securities (2) 28 (11) (25) 39 53 Repositioning and other (3) - 10—(10)—Core Pre-tax income (1) $299 $183 $390 $116 $(91) Insurance—GAAP to Core Walk GAAP Pre-tax income (loss) $(42) $70 $8 $(112) $(50) Core Adjustments (4) 28 (17) (24) 45 52 Core Pre-tax income (loss) $(14) $53 $(16) $(67) $2 Corporate Finance—GAAP to Core Walk GAAP Pre-tax income $98 $90 $72 $8 $26 Core Adjustments (4) (0) 0 (1) (1) 1 Core Pre-tax income $98 $90 $71 $7 $27 Corporate & Other—GAAP to Core Walk GAAP Pre-tax income (loss) $(233) $(336) $(199) $103 $(34) Core Adjustments (4) 15 29 12 (15) 3 Core Pre-tax income (loss) $(218) $(307) $(187) $88 $(31) (1) Non-GAAP financial measure. See pages 27 – 29 for definitions. For additional footnotes see page 32. 23

Supplemental
2Q 2024 Preliminary Results

Corporate and Other

- **Pre-tax loss of $233 million and Core pre-tax loss of $218 million[(1)]**
  - Net financing revenue lower YoY driven by higher interest expense
  - Provision expense lower YoY largely driven by the sale of Ally Lending and slower portfolio growth in Credit Card
- **Total assets of $39.7 billion, down $5.7 billion YoY primarily driven by the sale of Ally Lending and runoff within the securities portfolio**

Ally Financial Rating Details

	LT Debt	ST Debt	Outlook
Fitch	BBB-	F3	Stable
Moody's	Baa3	P-3	Negative
S&P	BBB-	A-3	Stable
DBRS	BBB	R-2H	Stable

Note: Ratings as of 6/30/2024. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

Corporate & Other Results

($ millions)		Increase/(Decrease) vs.	
Key Financials	**2Q 24**	**1Q 24**	**2Q 23**
Net financing revenue	$ (6)	$ 44	$ (56)
Total other revenue	39	19	(14)
Total net revenue	33	63	(70)
Provision for credit losses	72	12	(9)
Noninterest expense	194	(52)	(27)
Pre-tax income (loss)	$ (233)	$ 103	$ (34)
Core OID [(1)]	14	1	2
Repositioning items[(2)]	-	(10)	-
Change in fair value of equity securities [(3)]	1	(5)	1
Core pre-tax income (loss) [(1)]	$ (218)	$ 88	$ (31)
Cash & securities	$ 30,684	$ (1,306)	$ (4,455)
Held-for-investment loans, net [(4)]	2,022	82	(1,462)
Intercompany loan [(5)]	(727)	(8)	(217)
Other	7,727	487	433
Total assets	$ 39,706	$ (745)	$ (5,701)
Ally Invest	**2Q 24**	**1Q 24**	**2Q 23**
Net Funded Accounts (k)	529	526	521
Average Customer Trades Per Day (k)	27.5	30.0	26.2
Total Customer Cash Balances	$ 1,324	$ 1,396	$ 1,578
Total Net Customers Assets	$ 16,616	$ 16,020	$ 14,945
Ally Credit Card	**2Q 24**	**1Q 24**	**2Q 23**
Gross Receivable Growth (EOP)	$ 86	$ (28)	$ 117
Outstanding Balance (EOP)	$ 2,049	$ 1,962	$ 1,757
NCO %	12.6%	12.5%	8.5%
Active Cardholders (k)	1,227	1,222	1,146

(1) Non-GAAP financial measure. See pages 27 – 29 for definitions.
For additional footnotes see page 32.

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Supplemental 2Q 2024 Preliminary Results Funding and Liquidity Core funded with stable deposits and strong liquidity position Funding Composition Total Available Liquidity (End of Period) ($ billions) Unsecured Debt Cash and Equivalents FHLB / Other FHLB Unused Pledged Borrowing Capacity Secured Debt FRB Discount Window Pledged Capacity Total Deposits Unencumbered Highly Liquid Securities $68.3 $64.3 $64.1 $63.5 $7.4 $8.0 $6.5 $6.7 $13.8 $11.0 $10.3 $12.2 $44.6 $9.5 $25.6 $26.0 $26.3 $26.5 $12.3 87% 87% 88% 90% 89% $2.1 $20.7 $19.6 $20.6 $20.9 $18.9 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 Loan to Deposit Ratio(1) Available Liquidity vs. Uninsured Deposits 96% 98% 98% 95% 97% 4.0x 5.6x 5.5x 5.8x 5.7x (1) Total loans and leases divided by total deposits. 25

Supplemental 2Q 2024 Preliminary Results Interest Rate Risk Net Financing Revenue Sensitivity Analysis(1) ($ millions) 2Q 24 1Q 24 ($ millions) Gradual (2) Instantaneous Gradual (2) Instantaneous -100 bp $(67) $(17) $(87) $(56) +100 bp $46 $(38) $71 $5 Stable rate environment n/m $56 n/m $(22) (1) Net financing revenue impacts reflect a rolling 12-month view. See page 30 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. Effective Hedge Notional (average) Fair Value Hedging on Fixed-Rate Consumer Auto Loans 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 3Q 26 4Q 26 Effective Hedge Average Notional Outstanding $17B $16B $16B $16B $14B $8B $6B $1B n/m —Average Pay Fixed Rates 4.1% 4.2% 4.1% 4.1% 4.4% 4.3% 4.5% 4.2% n/m — *Receive float combination of SOFR/OIS Fair Value Hedging on Fixed-Rate Investment Securities 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 3Q 26 4Q 26 Effective Hedge Average Notional Outstanding $12B $12B $12B $12B $12B $11B $11B $10B $10B $9B $9B Average Pay-Fixed Rates 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 3.8% 3.9% 3.9% Note: Pay-Fixed rates are expressed as a 4-period average rate 26

Supplemental 2Q 2024 Preliminary Results Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See page 33 for calculation methodology and details. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. See page 36 for calculation details. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 18 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business’ expenses excluding nonrecurring items. See page 37 for calculation methodology and details. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business’ ability to generate other revenue. See page 37 for calculation methodology and details. 6) Adjusted provision for credit losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader to better understand the business’ expenses excluding nonrecurring items. See page 37 for calculation methodology and details. 27

Supplemental 2Q 2024 Preliminary Results Notes on Non-GAAP Financial Measures 7) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. See page 35 for calculation methodology and details. 8) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. See pages 37 for calculation methodology and details. 9) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See pages 33– 34 for calculation methodology and details. 10) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 37 for calculation methodology and details. 11) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 37 for calculation methodology and details. 12) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 23 for calculation methodology and details. 28

Supplemental 2Q 2024 Preliminary Results Notes on Non-GAAP Financial Measures 13) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. See page 34 for calculation details. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other onetime items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. 14) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business’ ability to generate investment income. 15) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business’ ability to generate revenue. See pages 37 for calculation methodology and details. 16) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business’ profitability and margins. See page 9 for calculation methodology and details. 17) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See pages 35 for calculation methodology and details. 29

Supplemental 2Q 2024 Preliminary Results Notes on Other Financial Measures 1) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 2) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies—In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and beginning January 1, 2022 are phasing in the regulatory capital impacts of CECL based on this five-year transition period. 3) Estimated retail auto originated yield is a financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 4) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 5) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 6) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. 7) U.S. consumer auto originations â–ª New Retail – standard and subvented rate new vehicle loans; Lease – new vehicle lease originations; Used – used vehicle loans â–ª Nonprime – originations with a FICO® score of less than 620 30

Supplemental 2Q 2024 Preliminary Results Additional Notes Page – 5 | Dealer Financial Services (1) ‘Largest bank auto finance franchise in the U.S.’ by consumer assets outstanding at year-end 2023. Source: 2024 Big Wheels Auto Finance Survey. (2) Originated spread is calculated as estimated retail auto originated yield less two-point average of spot 2-year SOFR swap. Note, 2014 rate based off LIBOR swaps. Page – 6 | Ally Bank (1) ‘Best Online Bank’ list by MONEY® Magazine for customer service. (2) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. (3) FDIC insured percentage excludes affiliate and intercompany deposits. (4) Bank customer satisfaction rate is calculated with data collected during 2Q 2024 in the Ally Relationship Survey and represents Top 2 Box results on a 7-point satisfaction score. (5) Engaged customers are active deposit customers utilizing Invest, Direct Deposit, Debit, or Savings Toolkit (launched in 2020). Page – 10 | Diversified Consumer Deposits Franchise (1) FDIC insured percentage excludes affiliate and intercompany deposits. (2) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. Page – 17 | Auto Finance (1) Noninterest expense includes corporate allocations of $278 million in 2Q 2024, $285 million in 1Q 2024, and $271 million in 2Q 2023. (2) Estimated Retail Auto Originated Yield is a forward-looking financial measure. See page 30 for details. Page – 18 | Insurance (2)Acquisition and underwriting expenses includes corporate allocations of $23 million in 2Q 2024, $24 million in 1Q 2024, and $23 million in 2Q 2023. (3)Change in fair value of equity securities impacts the Insurance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. Page – 19 | Corporate Finance (2) Noninterest expense includes corporate allocations of $13 million in 2Q 2024, $16 million in 1Q 2024, and $13 million in 2Q 2023. (3) Change in fair value of equity securities impacts the Corporate Finance segment. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (4) Return on equity calculation assumes 35% tax rate for 2014-2017 and 24% thereafter; allocated equity equal to 9% of average risk-weighted assets. Page – 20 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $21 million in 2Q 2024, $21 million in 1Q 2024, and $24 million in 2Q 2023. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. 31

Supplemental 2Q 2024 Preliminary Results Additional Notes Page – 23 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. (4) Includes adjustments for non-GAAP measures Core OID expense, change in fair value of equity securities, and repositioning. Page – 24 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. (4) HFI legacy mortgage portfolio and HFI Ally Credit Card portfolio 2Q 2024 and 1Q 2024 and includes HFI Ally Lending in 2Q 2023. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held-for-sale. 32

Supplemental 2Q 2024 Preliminary Results GAAP to Core Results: Adjusted EPS Adjusted Earnings per Share (“Adjusted EPS”) QUARTERLY TREND 2Q 24 1Q 24 4Q 23 3Q 23 2Q 23 Numerator ($ millions) GAAP net income attributable to common shareholders $266 $129 $49 $269 $301 Discontinued operations, net of tax - - 1 —Core OID 14 13 13 12 12 Repositioning Items - 10 172 30 -Change in fair value of equity securities 28 (11) (74) 56 (25) Tax-effected Core OID, Repo & changes in fair value of equity securities (9) (3) (23) (21) 3 (assumes 21% tax rate) Significant discrete tax items - — (94)—Core net income attributable to common shareholders [a] $299 $139 $137 $252 $291 Denominator Weighted-average common shares outstanding—(Diluted, thousands) [b] 309,886 308,421 306,730 305,693 304,646 Metric GAAP EPS $0.86 $0.42 $0.16 $0.88 $0.99 Discontinued operations, net of tax - - 0.00 —Core OID 0.04 0.04 0.04 0.04 0.04 Change in fair value of equity securities 0.09 (0.03) (0.24) 0.18 (0.08) Repositioning Items - 0.03 0.56 0.10 -Tax on Core OID, Repo & change in fair value of equity securities (0.03) (0.01) (0.08) (0.07) 0.01 (assumes 21% tax rate) Significant discrete tax items - — (0.31)—Adjusted EPS [a] / [b] $0.97 $0.45 $0.45 $0.83 $0.96 33

Supplemental 2Q 2024 Preliminary Results GAAP to Core Results: Core ROTCE Core Return on Tangible Common Equity (“Core ROTCE”) QUARTERLY TREND 2Q 24 1Q 24 4Q 23 3Q 23 2Q 23 Numerator ($ millions) GAAP net income attributable to common shareholders $266 $129 $49 $269 $301 Discontinued operations, net of tax - - 1 —Core OID 14 13 13 12 12 Repositioning Items - 10 172 30 -Change in fair value of equity securities 28 (11) (74) 56 (25) Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (9) (3) (23) (21) 3 Significant discrete tax items & other - — (94)—Core net income attributable to common shareholders [a] $299 $139 $137 $252 $291 Denominator (Average, $ billions) GAAP shareholder’s equity $13.8 $13.7 $13.3 $13.2 $13.5 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) GAAP common shareholder’s equity $11.4 $11.4 $11.0 $10.9 $11.1 Goodwill & identifiable intangibles, net of deferred tax liabilities (“DTLs”) (0.7) (0.7) (0.8) (0.9) (0.9) Tangible common equity $10.7 $10.7 $10.2 $10.0 $10.2 Core OID balance (0.8) (0.8) (0.8) (0.8) (0.8) Net deferred tax asset (“DTA”) (1.4) (1.3) (1.4) (1.3) (1.1) Normalized common equity [b] $8.6 $8.6 $8.0 $7.9 $8.4 Core Return on Tangible Common Equity [a] / [b] 14.0% 6.5% 6.9% 12.9% 13.9% 34

Supplemental
2Q 2024 Preliminary Results

GAAP to Core Results: Adjusted TBVPS

Adjusted Tangible Book Value per Share ("Adjusted TBVPS")

		QUARTERLY TREND				
		2Q 24	1Q 24	4Q 23	3Q 23	2Q 23
Numerator *($ billions)*						
GAAP shareholder's equity		$ 13.9	$ 13.7	$ 13.8	$ 12.8	$ 13.5
less: Preferred equity		(2.3)	(2.3)	(2.3)	(2.3)	(2.3)
GAAP common shareholder's equity		$ 11.5	$ 11.3	$ 11.4	$ 10.5	$ 11.2
Goodwill and identifiable intangibles, net of DTLs		(0.7)	(0.7)	(0.7)	(0.9)	(0.9)
Tangible common equity		10.8	10.6	10.7	9.6	10.3
Tax-effected Core OID balance *(assumes 21% tax rate)*		(0.6)	(0.6)	(0.6)	(0.6)	(0.6)
Adjusted tangible book value	[a]	$ 10.2	$ 10.0	$ 10.1	$ 9.0	$ 9.7
Denominator						
Issued shares outstanding *(period-end, thousands)*	[b]	304,656	303,978	302,459	301,630	301,619
Metric						
GAAP shareholder's equity per share		$ 45.5	$ 44.9	$ 45.5	$ 42.5	$ 44.9
less: Preferred equity per share		(7.6)	(7.6)	(7.7)	(7.7)	(7.7)
GAAP common shareholder's equity per share		$ 37.8	$ 37.3	$ 37.8	$ 34.8	$ 37.2
Goodwill and identifiable intangibles, net of DTLs per share		(2.3)	(2.4)	(2.4)	(2.9)	(2.9)
Tangible common equity per share		35.5	34.9	35.4	31.9	34.2
Tax-effected Core OID balance *(assumes 21% tax rate) per share*		(2.0)	(2.0)	(2.1)	(2.1)	(2.1)
Adjusted tangible book value per share	[a] / [b]	$ 33.5	$ 32.9	$ 33.4	$ 29.8	$ 32.1

Ally adopted CECL on January 1, 2020. *Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio.*

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 30.

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Supplemental 2Q 2024 Preliminary Results GAAP to Core Results: Adjusted Efficiency Ratio Adjusted Efficiency Ratio QUARTERLY TREND 2Q 24 1Q 24 4Q 23 3Q 23 2Q 23 Numerator ($ millions) GAAP noninterest expense $1,286 $1,308 $1,416 $1,232 $1,249 Insurance expense (410) (343) (321) (338) (358) Repositioning items - (10) (187) (30)—Adjusted noninterest expense for efficiency ratio [a] $876 $955 $908 $864 $891 Denominator ($ millions) Total net revenue $ 2,000 $1,986 $2,067 $1,968 $2,079 Core OID 14 13 13 12 12 Repositioning items - — —Insurance revenue (368) (413) (450) (322) (366) Adjusted net revenue for the efficiency ratio [b] $1,646 $1,586 $1,630 $1,658 $1,725 Adjusted Efficiency Ratio [a] / [b] 53.2% 60.2% 55.7% 52.1% 51.7% 36

Supplemental

2Q 2024 Preliminary Results

Non-GAAP Reconciliations

($ millions)

		QUARTERLY TREND				
Net Financing Revenue (ex. Core OID)		2Q 24	1Q 24	4Q 23	3Q 23	2Q 23
GAAP Net Financing Revenue		$ 1,495	$ 1,456	$ 1,493	$ 1,533	$ 1,573
Core OID		14	13	13	12	12
Net Financing Revenue (ex. Core OID)	[a]	$ 1,509	$ 1,469	$ 1,506	$ 1,545	$ 1,585
Adjusted Other Revenue						
GAAP Other Revenue		$ 505	$ 530	$ 574	$ 435	$ 506
Accelerated OID & repositioning items		-	-	-	-	-
Change in fair value of equity securities		28	(11)	(74)	56	(25)
Adjusted Other Revenue	[b]	$ 533	$ 519	$ 500	$ 491	$ 481
Adjusted Total Net Revenue						
Adjusted Total Net Revenue	[a]+[b]	$ 2,042	$ 1,989	$ 2,006	$ 2,036	$ 2,066
Adjusted Provision for Credit Losses						
GAAP Provision for Credit Losses		$ 457	$ 507	$ 587	$ 508	$ 427
Repositioning		-	-	16	-	-
Adjusted Provision for Credit Losses		$ 457	$ 507	$ 603	$ 508	$ 427
Adjusted NIE (ex. Repositioning)						
GAAP Noninterest Expense		$ 1,286	$ 1,308	$ 1,416	$ 1,232	$ 1,249
Repositioning		-	(10)	(187)	(30)	-
Adjusted NIE (ex. Repositioning)		$ 1,286	$ 1,298	$ 1,229	$ 1,202	$ 1,249
Original issue discount amortization expense						
GAAP original issue discount amortization expense		$ 17	$ 17	$ 16	$ 15	$ 15
Other OID		(3)	(3)	(3)	(3)	(3)
Core original issue discount (Core OID) amortization expense		$ 14	$ 13	$ 13	$ 12	$ 12
Outstanding original issue discount balance						
GAAP outstanding original issue discount balance		$ (797)	$ (815)	$ (831)	$ (847)	$ (863)
Other outstanding OID balance		31	35	39	42	45
Core outstanding original issue discount balance (Core OID balance)		$ (766)	$ (779)	$ (793)	$ (806)	$ (818)

Note: Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business' ongoing ability to generate revenue and income.

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